AMENDMENT DATED DECEMBER 16, 2003

                                       TO

                       AGREEMENT AND DECLARATION OF TRUST


                              DATED AUGUST 7, 2003
                                       OF
                   JOHN HANCOCK PREFERRED & EQUITY INCOME FUND
                              101 Huntington Avenue
                           Boston, Massachusetts 02199

         Whereas the Board of Trustees desires to change the name of the Trust from John Hancock Preferred & Equity Income Fund to John Hancock Tax-Advantaged Dividend Income Fund.

         Now therefore, the undersigned being a majority of the members of the Board of Trustees of the Trust hereby adopt the following amendments to the Agreement and Declaration of Trust:

         Section 1.Section 1.1 of the Agreement and Declaration of Trust is amended in its entirety to read as follows:

         Name.The name of the Trust created hereby is "John Hancock Tax-Advantaged Dividend Income Fund" (the "Trust").

         Section 2. All other references to the name of the Trust in the Agreement and Declaration of Trust are hereby amended to John Hancock Tax-Advantaged Dividend Income Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 16th of December, 2003.

/s/Maureen Ford Goldfarb                        /s/Charles L. Ladner
------------------------                        --------------------
Maureen Ford Goldfarb                           Charles L. Ladner
As Trustee and not individually                 As Trustee and not individually
101 Huntington Avenue                           101 Huntington Avenue
Boston, MA  02199                               Boston, MA  02199

/s/James F. Carlin                              /s/Steven R. Pruchansky
------------------                              -----------------------
James F. Carlin                                 Steven R. Pruchansky
As Trustee and not individually                 As Trustee and not individually
101 Huntington Avenue                           101 Huntington Avenue
Boston, MA  02199                               Boston, MA  02199

/s/William H. Cunningham
------------------------                      -------------------------
William H. Cunningham                         Norman H. Smith
As Trustee and not individually               As Trustee and not individually
101 Huntington Avenue                         101 Huntington Avenue
Boston, MA  02199                             Boston, MA  02199

                                              /s/John P. Toolan
--------------------------                    -----------------
John M. DeCiccio                              John P. Toolan
As Trustee and not individually               As Trustee and not individually
200 Clarendon Street                          101 Huntington Avenue
Boston, MA  02117                             Boston, MA  02199

/s/Ronald R. Dion
-----------------
Ronald R. Dion
As Trustee and not individually
101 Huntington Avenue
Boston, MA  02199


         The undersigned Maureen Ford Goldfarb, a Trustee of John Hancock Preferred & Equity Income Fund, hereby certifies and acknowledges that this amendment to the Agreement and Declaration of Trust of John Hancock Preferred & Equity Income Fund was adopted in conformity with the requirements of the Agreement and Declaration of Trust and shall be effective immediately upon filing.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 16th of December, 2003.







         /s/ Maureen Ford Goldfarb
         -------------------------
         Maureen Ford Goldfarb
         As Trustee and not individually
         101 Huntington Avenue
         Boston, MA  02199